Exhibit 10.1

Forest City Enterprises, Inc.
1994 Stock Plan
(As Amended and Restated as of June 19, 2008)

1.	PURPOSE

The purpose of the 1994 Stock Plan (As Amended and Restated as of June 19, 2008) shall be to enhance the attraction, retention and motivation of Nonemployee Directors and employees, including officers, executives and other employees who are members of the Company’s management team who, in the judgment of the Committee, can contribute materially to the Company’s success by awarding these employees and Nonemployee Directors the opportunity to receive Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights and Performance Shares. The Plan is also intended to foster within these employees and Nonemployee Directors an identification with ownership and shareholder interests.

2.	DEFINITIONS

Unless the context of the applicable section clearly indicates otherwise, the terms below, when used within the Plan, shall have the meaning set forth in this Section 2.

A.	APPRECIATION RIGHT means a right granted pursuant to Section 9 of the Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

B.	BASE PRICE means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

C.	BOARD OF DIRECTORS or BOARD means the Board of Directors of the Company.

D.	CODE means the Internal Revenue Code of 1986, as amended from time to time.

E.	COMPANY means Forest City Enterprises, Inc.

F.	COMPENSATION COMMITTEE or COMMITTEE means the Compensation Committee of the Board of Directors, as described in Section 3-A of the Plan.

G.	COVERED EMPLOYEE means a Grantee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code.

H.	DATE OF GRANT means the date specified by the Committee on which a grant of Option Rights or Stock Appreciation Rights or a grant or sale of Restricted Shares, Restricted Stock Units or Performance Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

I.	DEFERRAL PERIOD means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 8 of the Plan.

J.	FREE-STANDING APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is not granted in tandem with an Option Right or similar right.

K.	GRANTEE means an employee of the Company or a Subsidiary or a Nonemployee Director to whom an Option Right, Appreciation Right, or an award of Restricted Shares, Restricted Stock Units or Performance Shares has been granted under the Plan.

L.	INCENTIVE STOCK OPTIONS means Option Rights that are intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision.

M.	MANAGEMENT OBJECTIVES means the measurable performance objective or objectives established pursuant to the Plan for Grantees who have received grants of Performance Shares or, when so determined by the Committee, received grants of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Grantee is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria:

(1)	Assets (e.g., net asset value);

(2)	Capital (e.g., working capital);

(3)	Cash Flow (e.g., EBDT [earnings before depreciation, amortization and deferred taxes], operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment);

(4)	Liquidity measures (e.g., total debt ratio or debt-to-EBDT,);

(5)	Margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues);

(6)	Productivity (e.g., productivity improvement);

(7)	Profits (e.g., net income, operating income, EBT [earnings before taxes], EBIT [earnings before interest and taxes], EBDT, residual or economic earnings, earnings or EBDT per share — these profitability criteria could be measured subject to GAAP definitions);

(8)	Sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and

(9)	Stock price (e.g., stock price appreciation or total shareholder return).

In addition to the returns and ratios mentioned above, the Management Objectives may be based on any other ratios or returns using the criteria mentioned above, including:

(1)	economic value added,

(2)	net asset ratio,

(3)	debt-to-capital ratio,

(4)	working capital divided by sales, and

(5)	profits or cash flow returns on: assets, designated assets, invested capital, net capital employed or equity, including:

(a)	return on net assets,

(b)	return on capital or invested capital, or

(c)	total return, meaning change in net asset value plus or minus net cash flow.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

N.	MARKET VALUE PER SHARE means the fair market value of the Shares as determined by the Committee from time to time.

O.	NONEMPLOYEE DIRECTOR means a member of the Board who is not an employee of the Company or any Subsidiary.

P.	NONQUALIFIED STOCK OPTIONS means options which do not qualify as Incentive Stock Options within the meaning of Section 422(b) of the Code or any successor provision.

Q.	OPTION PRICE means the purchase price payable upon the exercise of an Option Right.

R.	OPTION RIGHT means an option to purchase a Share or Shares upon exercise of an option granted pursuant to Section 6 of the Plan.

S.	PERFORMANCE PERIOD means, in respect of a Performance Share, a period of time established pursuant to Section 10 of the Plan within which the Management Objectives relating to such Performance Share are to be achieved.

T.	PERFORMANCE SHARE means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 10 of the Plan.

U.	PLAN means the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 19, 2008).

V.	QUALIFIED PERFORMANCE-BASED AWARD means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

W.	RESTRICTED SHARES means Shares granted or sold pursuant to Section 7 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

X.	RESTRICTED STOCK UNIT means a bookkeeping entry reflecting an award made pursuant to Section 8 of the Plan of the right to receive Shares or cash at the end of a specified Deferral Period.

Y.	RETIREMENT means termination of employment with the Company or a Subsidiary at age 65 or older and after five or more years of continuous employment with the Company or a Subsidiary. Approved absence or leave from the Company or a Subsidiary shall not be considered an interruption of employment for purposes of the Plan.

Z.	RULE 16b-3 means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

AA.	SHARES means shares of the Company’s Class A Common Stock, $0.33-l/3 par value.

BB.	SPREAD means, in the case of an Option Right, the excess of the Market Value per Share of the Shares on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the surrendered Option Right, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

CC.	SUBSIDIARY means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

DD.	TANDEM APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is granted in tandem with an Option Right.

EE.	Wherever used herein, unless indicated otherwise, words in the masculine form shall be deemed to refer to females as well as to males.

3.	ADMINISTRATION

A.	COMPENSATION COMMITTEE

The Plan shall be administered by the Compensation Committee. The Committee shall be composed of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “nonemployee director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

B.	DETERMINATIONS

Within the limits of the provisions of the Plan, the Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of shares subject to each award under the Plan; provided that, if the award is an incentive stock option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Committee on all matters regarding the Plan shall be final and conclusive.

C.	INTERPRETATION

Subject to the provisions of the Plan, the Committee may interpret the Plan, and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Plan by the Committee shall be final and conclusive.

4.	ELIGIBILITY

All awards under the Plan may be granted under the Plan to employees of the Company or any Subsidiary and Nonemployee Directors, as determined by the Committee, based upon the Committee’s evaluation of employees’ and Nonemployee Directors’ duties and their overall performance including current and potential contributions to the Company’s success. Generally, the group of eligible employees includes officers, senior executives, directors who are also employees, and any other members of the Company’s management team or other employees deemed appropriate by the Committee. All determinations by the Committee as to the identity of persons eligible to be granted awards hereunder shall be conclusive.

5.	SHARE AWARDS UNDER THE PLAN

A.	FORM

Awards under the Plan shall be granted in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares as herein defined in Section 2.

B.	SHARES SUBJECT TO THE PLAN

(i)	The aggregate number of Shares that may be issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares (and released from all substantial risks of forfeiture), (c) upon the vesting of Restricted Stock Units or (d) in payment of Performance Shares that have been earned under the Plan during the term of the Plan may not exceed 12,750,000 (1,000,000 of which are being added by this June 19, 2008 amendment and restatement of the Plan) Shares (plus any Shares relating to awards that expire or are forfeited or cancelled), subject to adjustments described in Section 12-A. Such Shares may be Shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Grantee. Without limiting the generality of the foregoing, if any portion of the benefit provided by an award granted under the Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash, be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 5-B: (a) Shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (b) Shares withheld by the Company to satisfy tax withholding obligations shall not be added to the aggregate plan limit described above; (c) Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares, shall be considered issued or transferred pursuant to the Plan.

(iii)	Notwithstanding anything in this Section 5-B, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12-A of this Plan:

(a)	The aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12,750,000 Shares.

(b)	No Grantee will be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 400,000 Shares during any calendar year.

(c)	No Grantee will be granted Qualified Performance-Based Awards of Restricted Shares or Restricted Stock Units, in the aggregate, for more than 225,000 Shares in any calendar year.

(d)	The number of Shares issued as Restricted Shares (after taking any forfeiture into account) or in payment of Restricted Stock Units or Performance Shares will not in the aggregate exceed 2,500,000.

(e)	No Grantee will be granted Qualified Performance-Based Awards of Performance Shares, in the aggregate, for more than 100,000 Shares in any calendar year.

6.	OPTION RIGHTS

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to eligible employees or Nonemployee Directors of options to purchase Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.	Each grant shall specify the number of Shares to which it pertains subject to the limitations set forth in Section 5-B of the Plan.

B.	Each grant shall specify an Option Price per Share, which may not be less than the Market Value per Share on the Date of Grant.

C.	Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Shares owned by the Grantee for at least six months (or other lawful consideration) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

D.	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

E.	Successive grants may be made to the same Grantee whether or not any Option Rights previously granted to such Grantee remain unexercised.

F.	Each grant shall specify the period or periods of continuous service by the Grantee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of Retirement, death or disability, a change in control or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Option Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

G.	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such Option Rights.

H.	Option Rights grants under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) Nonqualified Stock Options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Grantees who, as of the Date of Grant, are officers or other key employees of the Company or any Subsidiary.

I.	No Option Right shall be exercisable more than 10 years from the Date of Grant.

J.	The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 6-J is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 12-A of the Plan.

K.	Each grant of Option Rights shall be evidenced by an agreement, which shall contain such terms and provisions, consistent with the Plan, as the Committee may approve.

7.	RESTRICTED SHARES

The Committee may also authorize the grant or sale to eligible employees or Nonemployee Directors of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.	Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, entitling such Grantee to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.	Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, for a period of not less than 3 years to be determined by the Committee at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Unless otherwise determined by the Committee at the Date of Grant, the Restricted Shares shall immediately become nonforfeitable upon the Retirement of the Grantee.

D.	Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

E.	Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.	Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

G.	Each grant or sale of Restricted Shares shall be evidenced by an agreement that shall contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Grantee in whose name such certificates are registered, endorsed in blank and covering such Shares.

8.	RESTRICTED STOCK UNITS

The Committee may also authorize the granting or sale of Restricted Stock Units to eligible employees or Nonemployee Directors. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

A.	Each such grant or sale shall constitute the agreement by the Company to deliver Shares or cash to the Grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.	Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, to a Deferral Period of not less than 3 years, as determined by the Committee at the Date of Grant. Unless otherwise determined by the Committee at the Date of Grant, the Deferral Period shall immediately lapse upon the Retirement of the Grantee.

D.	During the Deferral Period, the Grantee shall have no right to transfer any rights under his or her award and will have no voting rights.

E.	Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the Deferral Period applicable to such Restricted Stock Units and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Stock Units payable upon termination of the Deferral Period if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.	Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Grantee or retain in the Committee the right to elect among those alternatives.

G.	Each grant or sale of Restricted Stock Units shall be evidenced by an agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve.

9.	APPRECIATION RIGHTS

The Committee may also authorize grants to Grantees of Appreciation Rights. An Appreciation Right shall be a right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

A.	Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

B.	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

C.	Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

D.	Any grant may specify that an Appreciation Right may be exercised only in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event.

E.	Each grant shall be evidenced by an agreement, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

F.	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

G.	Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

H.	Regarding Free-standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(ii)	Successive grants may be made to the same Grantee regardless of whether any Free-standing Appreciation Rights previously granted to such Grantee remain unexercised.

(iii)	Each grant shall specify the period or periods of continuous employment of the Grantee by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Free-standing Appreciation Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

10.	PERFORMANCE SHARES

The Committee may also authorize the granting of Performance Shares that will become payable to a Grantee upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.	Each grant will specify the number of Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

B.	The Performance Period with respect to each Performance Share will be such period of time (not less than one year), as will be determined by the Committee at the time of grant which may be subject to earlier lapse or other modification in the event of the Retirement, death or disability of a Grantee, or a change of control of the Company or other similar transaction or event.

C.	Any grant of Performance Shares will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares will specify that, before the Performance Shares will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

D.	Each grant will specify the time and manner of payment of Performance Shares that have been earned. Each grant will specify that the amount payable with respect thereto will be paid by the Company in Shares.

E.	Any grant of Performance Shares may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

F.	Each grant of Performance Shares will be evidenced by an agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

11.	DURATION

Any award to a Grantee shall be granted within a period of 10 years from the date on which the Plan is adopted or the date on which the Plan is approved by shareholders, whichever is earlier, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Plan.

12.	MISCELLANEOUS

A.	ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK

The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares granted hereunder, in the price per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be made to the extent that such adjustment would cause an award to violate the provisions of Section 409A of the Code. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. The Committee shall also make or provide for such adjustments in the numbers of Shares specified in Section 5-B of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12-A; provided, however, that any such adjustment to the number specified in Section 5-B(iii)(a) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to qualify.

B.	TRANSFERABILITY

(i)	Except as provided in Section 12-B(iii) below, no Option Right, Restricted Share, Restricted Stock Unit, Appreciation Right or Performance Share granted under the Plan will be transferable by a Grantee other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Grantee’s lifetime only by him or her or by his or her guardian or legal representative.

(ii)	The Committee may specify at the Date of Grant that part or all of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Restricted Stock Units or Performance Shares or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, will be subject to further restrictions on transfer.

(iii)	The Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units, Performance Shares or Appreciation Rights may be transferable by a Grantee, without payment of consideration therefor by the transferee, only to any one or more members of the Grantee’s immediate family; provided, however, that (a) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (b) any such transferee shall be subject to the same terms and conditions hereunder as the Grantee. For the purposes of this Section 12-B, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or Grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

C.	APPLICATION OF PROCEEDS

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

D.	WITHHOLDING TAXES

Upon the issuance of any Shares or any payment made or benefit realized by a Grantee under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount payable in cash, money order, certified check or cashier’s check that is sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for shares of common stock or any payment or benefit.

The Committee, in its sole discretion, may permit the Grantee to pay such taxes through the withholding of Shares otherwise deliverable to such Grantee or the delivery to the Company of Shares otherwise acquired by the Grantee. In no event, however, shall the Company accept Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Grantee or such other person may surrender Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

E.	RIGHT TO TERMINATE EMPLOYMENT

Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or any Subsidiary or service as a Nonemployee Director or affect any right which the Company has to terminate any Grantee’s employment or other service at any time.

F.	GOVERNING LAW

The Plan and all grants and awards and actions taken thereunder shall be construed and its provisions enforced and administered in accordance with the internal substantive laws of Ohio, except to the extent that such laws may be superseded by any federal laws.

G.	AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

No awards under the Plan shall be considered as compensation under any employee benefit plan of the Company, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

H.	ELIMINATION OF FRACTIONAL SHARES

If, under any provision of the Plan or formula used to calculate award levels of Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares, the number so computed is not a whole number, such number of shares shall be rounded down to the next whole number.

13.	COMPLIANCE WITH SECTION 409A OF THE CODE

A.	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantees. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

B.	Neither a Grantee nor any of a Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for a Grantee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Grantee to the Company or any of its affiliates.

C.	If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

D.	Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Grantee harmless from any or all of such taxes or penalties.

14.	EFFECTIVE DATE/APPROVAL BY SHAREHOLDERS

A.	Upon the approval of the Plan by the Company’s shareholders, the effective date of the Plan shall be June 19, 2008.

B.	All Options granted prior to June 19, 2008, including grants of Options to acquire treasury shares to Nonemployee Directors, shall be governed by the terms of the Plan, prior to the June 19, 2008 amendment and restatement, except as otherwise provided herein.

15.	AMENDMENT AND TERMINATION OF THE PLAN

The Plan may be amended from time to time or suspended or terminated by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.